Third Quarter 2024 Investor Presentation October 23, 2024

Important Notices 2 This presentation is issued by Annaly Capital Management, Inc. ("Annaly"), an internally-managed, publicly traded company that has elected to be taxed as a real estate investment trust for federal income tax purposes, and is being furnished in connection with Annaly’s Third Quarter 2024 earnings release. This presentation is provided for investors in Annaly for informational purposes only and is not an offer to sell, or a solicitation of an offer to buy, any security or instrument. Forward-Looking Statements This presentation, other written or oral communications, and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” “illustrative” or similar terms or variations on those terms or the negative of those terms. Such statements include those relating to the Company’s future performance, macro outlook, the interest rate and credit environments, tax reform and future opportunities. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities (“MBS”) and other securities for purchase; the availability of financing and, if available, the terms of any financing; changes in the market value of the Company’s assets; changes in business conditions and the general economy; the Company’s ability to grow its residential credit business; the Company's ability to grow its mortgage servicing rights business; credit risks related to the Company’s investments in credit risk transfer securities and residential mortgage-backed securities and related residential mortgage credit assets; risks related to investments in mortgage servicing rights; the Company’s ability to consummate any contemplated investment opportunities; changes in government regulations or policy affecting the Company’s business; the Company’s ability to maintain its qualification as a REIT for U.S. federal income tax purposes; the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940; and operational risks or risk management failures by us or critical third parties, including cybersecurity incidents. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law. We use our website (www.annaly.com) and LinkedIn account (www.linkedin.com/company/annaly-capital-management) as channels of distribution of company information. The information we post through these channels may be deemed material. Accordingly, investors should monitor these channels, in addition to following our press releases, SEC filings and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about Annaly when you enroll your email address by visiting the "Investors" section of our website, then clicking on "Investor Resources" and selecting "Email Alerts" to complete the email notification form. Our website, any alerts and social media channels are not incorporated into this document. Past performance is no guarantee of future results. There is no guarantee that any investment strategy referenced herein will work under all market conditions. There is no guarantee that illustrative returns will occur. Prior to making any investment decision, you should evaluate your ability to invest for the long-term, especially during periods of downturns in the market. You alone assume the responsibility of evaluating the merits and risks associated with any potential investment or investment strategy referenced herein. To the extent that this material contains reference to any past specific investment recommendations or strategies which were or would have been profitable to any person, it should not be assumed that recommendations made in the future will be profitable or will equal the performance of such past investment recommendations or strategies. The information contained herein is not intended to provide, and should not be relied upon for accounting, legal or tax advice or investment recommendations for Annaly or any of its affiliates. Regardless of source, information is believed to be reliable for purposes used herein, but Annaly makes no representation or warranty as to the accuracy or completeness thereof and does not take any responsibility for information obtained from sources outside of Annaly. Certain information contained in the presentation discusses general market activity, industry or sector trends, or other broad-based economic, market or political conditions and should not be construed as research or investment advice. Non-GAAP Financial Measures This presentation includes certain non-GAAP financial measures, including earnings available for distribution. We believe the non-GAAP financial measures are useful for management, investors, analysts, and other interested parties in evaluating our performance but should not be viewed in isolation and are not a substitute for financial measures computed in accordance with U.S. generally accepted accounting principles (“GAAP”). In addition, we may calculate our non-GAAP metrics, such as earnings available for distribution, or the premium amortization adjustment, differently than our peers making comparative analysis difficult.

Financing & Liquidity Recent Achievements and Performance Highlights 3 Annaly delivered a strong economic return and EAD in excess of the dividend as the operating environment continued to improve Annaly maintained a responsible leverage position and bolstered its significant liquidity and financing capacity during the quarter Annaly strategically grew its investment portfolio in Q3 following accretive common equity raises and robust origination activity  Earnings available for distribution* of $0.66 per average common share for the quarter  Book value per common share of $19.54  Declared quarterly common stock cash dividend of $0.65 per share  Economic return of 4.9% for the third quarter and 10.5% year-to-date  Total portfolio of $81.8 billion, including $72.5 billion in highly liquid Agency MBS strategy, which represents 89% of total assets(5) and 61% of dedicated capital  Annaly’s Agency portfolio increased by $6.4 billion as a portion of the $1.2 billion in accretive common equity(6) raised since the beginning of the quarter was deployed into higher coupon specified pools and TBAs  During the quarter, Annaly’s Residential Credit portfolio increased 9% to $6.5 billion(5) given the continued strength of the correspondent channel – Loan fundings have surpassed $15 billion since inception of the correspondent channel in April 2021 and the $3 billion of whole loans purchased during Q3 represented a quarterly record  Annaly’s MSR portfolio ended the quarter roughly unchanged with $2.8 billion(5) in market value, now representing 21% of dedicated capital – Announced a strategic subservicing relationship with Rocket Mortgage (“Rocket”) whereby Rocket will handle servicing and recapture activities for a portion of Annaly’s MSR portfolio  Economic leverage* of 5.7x, down from 5.8x in the second quarter  $7.4 billion of total assets available for financing(1), including cash and unencumbered Agency MBS of $4.7 billion  Annaly Residential Credit Group remains the largest non-bank issuer and the second largest issuer overall(2) of Prime Jumbo and Expanded Credit MBS, pricing 18 residential whole loan securitizations totaling $9.4 billion in proceeds since the beginning of 2024(3)  Weighted average days to maturity for repurchase agreements declined slightly to 34 days  Annaly’s Residential Credit and MSR businesses increased financing capacity by $560 million and $300 million, respectively, through new and expanded credit facilities; total warehouse capacity across both businesses of $5.0 billion, including $1.9 billion of committed capacity(4)  Financing costs were largely in line quarter-over-quarter with average GAAP cost of interest-bearing liabilities of 5.42%, down 1 basis point quarter-over-quarter, and average economic cost of interest-bearing liabilities* of 3.93%, up 3 basis points quarter-over-quarter Portfolio Performance Source: Company filings. Financial data as of September 30, 2024, unless otherwise noted. * Represents a non-GAAP financial measure; see Appendix. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. Financial Performance

Third Quarter 2024 Financial Highlights 4 $0.05 | $0.66 $19.54 Earnings per Share Earnings Available for Distribution*GAAP Book Value per Share 13.0% Dividend per Share Dividend Yield(1) $0.65 Net Interest Margin (ex. PAA)* $81.8bn $12.4bn Total Portfolio(2) Total Stockholders’ Equity Capital Allocation(3) Average Yield on Interest Earning Assets (ex. PAA)* Liquidity Position $4.7bn of cash and unencumbered Agency MBS $7.4bn of total assets available for financing(4) Total Hedge Portfolio(5) $72bn Hedge portfolio, up from $64bn in Q2’24 Economic Leverage*(6) Hedge Ratio(7) Average Economic Cost of Funds*(8) Source: Company filings. Financial data as of September 30, 2024, unless otherwise noted. * Represents a non-GAAP financial measure; see Appendix. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. Earnings & Book Value Investment Portfolio Financing, Liquidity & Hedging 1.58% 1.52% Q2 2024 Q3 2024 3.90% 3.93% Q2 2024 Q3 2024 98% 101% Q2 2024 Q3 2024 5.8x 5.7x Q2 2024 Q3 2024 5.14% 5.25% Q2 2024 Q3 2024 Agency 61% MSR 21% ARC 18%

Established, Scaled Platforms Across Annaly’s Investment Strategies 5 Source: Company filings. Financial data as of September 30, 2024. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. Agency Invests in Agency MBS & Agency CMBS securities collateralized by residential or commercial mortgages, guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae $7.6bn Capital(2) $72.5bn Portfolio Assets(1) $2.3bn Capital(2) $6.5bn Portfolio Assets(1) Residential Credit Invests predominantly in Non-Agency residential mortgage assets within the securitized product and whole loan markets Mortgage Servicing Rights Invests in Mortgage Servicing Rights, which provide the obligation to service residential loans in exchange for a fixed servicing fee $2.5bn Capital(2) $2.8bn Portfolio Assets(1) Total Shareholders’ Equity: $12.4bn Total Portfolio(1): $81.8bn

Q3 2024 Market and Economic Developments GDP growth is forecasted to remain robust The Macroeconomic State of Affairs Note: Data as of October 15, 2024, unless otherwise noted. For source information, please refer to the endnotes included at the end of this presentation. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. The U.S. economy has moved into a better balance for employment and inflation, allowing the Federal Reserve (the “Fed”) to begin easing its restrictive policy and creating a constructive environment for fixed income investors 6  Growth remains strong thus far this year as U.S. consumers have maintained strong spending behavior  The labor market has normalized following several years of very strong labor demand and has returned to the Fed’s estimates of full employment − Hiring has slowed while job openings have declined across most industries − The rise in the unemployment rate has been driven by labor force growth, rather than a notable increase in layoffs  Inflation continues to moderate following the spike early in the year, though services inflation – in part driven by shelter – remains somewhat elevated  Interest rate markets are pricing a return to a 3.25% Federal Funds rate and for rates to remain contextual with this terminal rate − Suggests a “soft landing” remains the baseline expectation − The Treasury yield curve has turned positive for the first time in more than two years The Fed is expected to cut to less restrictive territory over the next year The 2s10s yield curve turned positive -150 -100 -50 0 50 100 150 200 2015 2017 2019 2021 2023 Treasury 2s10s Yield Curve(6), basis points 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 2015 2018 2021 2024 2027 Fed Funds Target Rate(3), % Current Market Implied Path(5) FOMC Forecasts(4) -2.0% 0.0% 2.0% 4.0% 6.0% Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 2022 2023 2024 2025 Quarterly GDP Growth (SAAR)(1), % Bloomberg Median Forecast(2) Vertical lines represent high/low forecasts

Illustrative Returns & Market Dynamics Across Annaly's Investment Strategies

	Agency	Residential Credit	MSR
Current Illustrative Market Levered Returns[1]	15%–17%	12%–15%	12%–14%

Key Market Dynamics & Commentary

Agency

- Onset of the Fed's rate cutting cycle and more favorable macro backdrop should provide a tailwind for the sector, offering attractive returns at current spread levels
- Supply/demand technicals continue to improve with strong money manager inflows and growing bank and overseas demand
- Volatility has declined, though remains above historical averages
- Ample financing available in repo market
- Prepayment risk modestly increased though below historical averages

Residential Credit

- Home prices continue to rise, albeit at a slower pace, up 2.4% year-over-year[2]; regional disparities in HPA have persisted
- Mortgage delinquencies declined 3 basis points month-over-month to 3.3%[3] in August
- Residential credit spreads were rangebound on the quarter, providing a supportive backdrop for securitization issuers
- Robust YTD Non-Agency issuance with 2024 gross issuance forecasted to increase +50%[4]

MSR

- Strong fundamental asset performance has supported MSR returns, including:
  - Low prepayments
  - Muted delinquencies
  - Predictable servicing costs
  - High levels of float income
- MSR valuations decreased modestly given decline in interest rates in the third quarter
- Bulk supply normalizing given improved originator profitability, though trading activity remains elevated

Annaly's Positioning

Agency

- Focus on active management of portfolio with bias towards up-in-coupon, high-quality specified pools
  - Enhanced collateral analysis and coupon selection to drive performance
- Prudent leverage position with substantial liquidity
- Maintained conservative hedge portfolio
- Agency CMBS accretive to overall portfolio returns while improving convexity
- Continued focus on proprietary modeling of the portfolio

Residential Credit

- OBX is one of the largest and most liquid sponsors of residential credit securitizations, representing nearly 30% of Non-QM issuance and nearly 10% of total gross Non-Agency issuance year-to-date[4]
- Exceptional credit quality given control over correspondent channel
  - Locked pipeline represents a 754 weighted average FICO and 68% LTV ratio at origination
- Whole loans preferred avenue for growth relative to third-party securities, with diligent focus on active management of whole loan portfolio

MSR

- Top 10 non-bank Agency MBS Servicer with lowest note rate among top 20 servicers[5]
- High quality MSR with exceptional credit quality
  - 757 weighted average FICO and 70% LTV ratio at origination
- New strategic partnership with Rocket will expand recapture capabilities
- Continue to build out flow purchase capabilities and well-positioned for bulk acquisitions given complementary buyer to originators/servicers

Source: Company filings. Financial data as of September 30, 2024. Market data as of October 15, 2024, unless otherwise noted.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

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Business Update

Agency | Business Update Annaly grew its Agency MBS portfolio as it continued to shift up in coupon through the addition of high-quality specified pools and TBAs 9  Annaly’s Agency portfolio is made up of high-quality and liquid securities, predominantly specified pools, TBAs and derivatives  Portfolio benefits from in-house proprietary analytics that identify emerging prepayment trends and a focus on durable cash flows  Diverse set of investment options within the Agency market, including Agency CMBS, which provides complementary duration and return profiles to Agency MBS  Access to deep and varied financing sources, including traditional bilateral repo and proprietary broker-dealer repo  Agency MBS generated a healthy total return in the third quarter, benefitting from a decline in volatility and a steeper yield curve − Spread performance was mixed across coupons during the quarter, with lower coupons outperforming as prepayment uncertainty increased into the rate rally  Technical factors in the sector continue to improve − Full-year 2024 MBS supply trending toward $200 billion (15% below the prior year)(1) − Year-to-date money manager inflows are more than double the pace of 2023 and banks went from net reducing MBS holdings by ~$200 billion in 2023 to modestly adding in 2024(1) Source: Company filings. Financial data as of September 30, 2024. Note: Portfolio data as of quarter end for each respective period. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. ‘ ‘ ‘ Strategic Approach Market Trends Agency Portfolio Detail Assets Hedges(2) Funding(3) 0% 25% 50% 75% 100% 2021 2022 2023 2024 Pools TBA NLY Specified Pools and TBA Holdings, % 0% 25% 50% 75% 100% 2021 2022 2023 2024 Swaps Swaptions Treasuries Agency Hedging Composition, % 0% 25% 50% 75% 100% 2021 2022 2023 2024 Within 30 30-120 days Over 120 Agency Funding Composition, %

Agency | Portfolio Summary

- Annaly's Agency Portfolio: $72.5 billion in assets at the end of Q3 2024, an increase of 10% compared to Q2 2024
- Annaly continued to rotate the portfolio into higher coupons during the quarter, taking advantage of the relative value opportunity by deploying a portion of the equity capital raised during the quarter into high-quality specified pools and TBAs
  - The weighted average coupon of the portfolio increased 8 basis points to 4.95% throughout the quarter
- Annaly proactively managed the hedge portfolio as the sharp decline in interest rates pushed hedges to shorter tenors, modestly increasing the hedge ratio
- In the third quarter, Annaly's MBS portfolio prepaid 7.6 CPR, up from 7.4 CPR in Q2 2024 given seasonal factors and the lower rate environment

Total Dedicated Capital: $7.6 billion[1]

Asset Type[1]


IO/IIO/CMO
<1%
20yr
<1%
DUS
5%
ARM/HECM
<1%
30yr
94%

Pass Through Coupon Type[2]


<=2.5%
2%
3.0%
4%
>=6.5%
9%
3.5%
9%
6.0%
16%
4.0%
10%
4.5%
11%
5.5%
21%
5.0%
18%

Portfolio Quality[3]


WALA
4%
Generic/
Other
11%
Other Call
Protected
15%
High
Quality
47%
Medium
Quality
23%

Note: Financial data as of September 30, 2024. Percentages based on fair market value and may not sum to 100% due to rounding.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

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Residential Credit | Business Update

Annaly's Residential Credit portfolio grew during the third quarter as the whole loan correspondent channel continued its record pace of origination and Onslow Bay continued to be the largest issuer of expanded credit RMBS

Strategic Approach

- Programmatic securitization sponsor of new origination, residential whole loans with 69 deals comprising $29+ billion of issuance since the beginning of 2018[1]
- Agile platform that can deploy capital across both the residential whole loan and Non-Agency securities markets
- Whole loan acquisition via Onslow Bay correspondent channel and securitization program provides the ability to create proprietary investments tailored to desired credit preferences with control over asset selection, counterparties and loss mitigation
- Modest use of long-term balance sheet leverage with most positions term financed through securitization

Market and Credit Trends

- Non-Agency RMBS spreads were rangebound in the third quarter
  - Non-QM AAA spreads traded within a 10 basis point range, while CRT spreads were mixed on the quarter
- HPA has slowed as inventory climbs from empirically low levels and regional dispersion has increased
  - The Zillow Home Price Index was up 0.1% month-over-month in September, and up 2.4% year-over-year[2]
  - Onslow Bay GAAP whole loan portfolio mark-to-market LTV of 61% compared to 68% original LTV

OBX Securitization History – UPB Issued ($mm)[1]



Number of Deals
3
5
4
10
16
13
18
$1,094
$2,095
$1,846
$3,857
$6,196
$4,941
$9,369
Q4'24: $636
Q3'24: $3,159
Q2'24: $2,823
Q1'24: $2,752
2018
2019
2020
2021
2022
2023
2024 YTD

Record Quarterly Issuance in Q3'24 of $3.2 billion

ONSLOW BAY FINANCIAL
An Annaly Company

$483mm OBX 2024-NQM10 Non-QM | Jul 2024	**$603mm** OBX 2024-NQM11 Non-QM | Jul 2024
$532mm OBX 2024-NQM12 Non-QM | Aug 2024	**$582mm** OBX 2024-NQM13 Non-QM | Sep 2024
$358mm OBX 2024-J1 Prime Jumbo | Sep 2024	**$601mm** OBX 2024-NQM14 Non-QM | Sep 2024

Source: Company filings. Financial data as of September 30, 2024.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

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Residential Credit | Portfolio Summary

- Annaly Residential Credit Portfolio: $6.5 billion in assets[1] at the end of Q3 2024, an increase of 9% compared to Q2 2024
  - Consists of a $4.6 billion securities portfolio and a $1.8 billion whole loan portfolio[1]
- Record quarterly whole loan settlements of $3 billion for the third quarter ($8 billion year-to-date)[2] across both Onslow Bay and our joint venture
- Annaly has priced 18 securitizations since the beginning of 2024 totaling $9.4 billion in proceeds[3], with year-to-date issuance nearly 2.5x the same time period in 2023
  - Annaly remains the largest non-bank issuer and the second largest issuer overall of Prime Jumbo & Expanded Credit MBS[4] and has the lowest delinquencies (D60+) among the top 10 Non-QM issuers[5]
  - Securitization strategy has resulted in $18.7 billion of OBX debt outstanding at an average cost of funds of 5.2%[6]

Total Dedicated Capital: $2.3 billion

Sector Type[7][8]



CRE CLO
2%
CRT
13%
OBX
Retained
32%
WL
28%
Prime
1%
Alt A
3%
RPL
9%
NPL
6%
Subprime
4%
Prime Jumbo
2%

Coupon Type[7]



ARM
5%
IO
9%
Floating
15%
Fixed
45%
Fixed
Duration
<2yrs
26%

Rating



Unrated
33%
Investment
Grade
43%
Non-Investment
Grade
24%

Note: Financial data as of September 30, 2024, unless otherwise noted. Portfolio statistics and percentages are based on fair market value, reflect economic interest in securitizations and are net of participations issued. OBX Retained classification includes the fair market value of the economic interest of certain positions that are classified as Assets transferred or pledged to securitization vehicles within our Consolidated Financial Statements. Percentages may not sum to 100% due to rounding.

Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

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MSR | Business Update

Annaly's durable, high quality MSR portfolio has benefited from positive fundamentals and we remain well-positioned to purchase both discount and current coupon MSR given existing partnerships

Strategic Approach

- MSR portfolio complements Annaly's Agency MBS strategy by offering an attractive yield while providing a hedge to mortgage basis volatility and slower discount prepayment speeds
- As an established and scaled servicer, Annaly is well-positioned for opportunistic growth in both the bulk and flow MSR markets
- Annaly serves as a strategic partner to originators given certainty of capital and complementary business strategy
- Dynamic recapture capabilities with the ability to allocate strategies across several industry-leading subservicing partners
- Portfolio consists of low coupon, high-quality conventional MSR[1]

Market Trends

- Bulk MSR supply was healthy in the third quarter though lower than 2023 levels as the rate of industry contraction and consolidation has moderated
  - Pace of activity is expected to continue at current levels as profitability of mortgage lending has stabilized
- Pricing has remained firm across both bulk and flow channels
- Annaly's MSR valuations declined by 1% in the third quarter given the decrease in interest rates
- Float income remains attractive and prepayment speeds surprised to the low side (down 7% quarter-over-quarter)

Strategic Subservicing Relationship[2]

ANNALY®

ROCKET Mortgage

Entered subservicing agreement whereby Rocket will handle servicing and recapture activities for a portion of MSR held by Annaly

Announced October 1, 2024

Annaly MSR Valuation and Prepayment Speeds[3]
(Excludes Interests in MSR / MSR of LP Interest)



5.66x
5.45x
5.57x
5.67x
5.60x
4.0%
4.0%
3.7%
3.5%
3.0%
2.9%
2.6%
2.7%
3.0%
3.5%
3.9%
4.2%
4.2%
4.1%
3.9%
Jul
Aug
Sep
Oct
Nov
Dec
Jan
Feb
Mar
Apr
May
Jun
Jul
Aug
Sep
Q3 2023
Q4 2023
Q1 2024
Q2 2024
Q3 2024
MSR Multiple
3M CPR

Source: Company filings. Financial data as of September 30, 2024.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

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MSR | Portfolio Summary

- Annaly MSR Portfolio: $2.8 billion in market value at the end of Q3 2024, an increase of 1% compared to Q2 2024
- Onslow Bay committed to purchase $125 million in market value ($8.9 billion in UPB) of MSR in the third quarter consisting primarily of one bulk package, which offset paydowns and mark-to-mark declines resulting from the decrease in interest rates
- Announced strategic subservicing relationship with Rocket
  - Under the partnership, Rocket will handle servicing and recapture activities for a portion of Annaly's MSR
- Portfolio continues to exhibit highly stable cash flows with strong credit quality

Current MSR Portfolio by the Numbers
(Excludes Interests in MSR / MSR of LP Interest)

$188.0 UPB ($bn)	**578** Loan Count ('000)	**3.12%** Weighted Average Coupon
3.9% 3M CPR	**757 / 70%** Wtd. Avg. FICO / LTV (at Origination)	**0.5%** D60+

Total Dedicated Capital: $2.5 billion

Annaly MSR Holdings (Market Value, $mm)



$1,233
$124
$1,108
Q1 2022
$1,735
$123
$190
$1,421
Q2 2022
$1,896
$151
$1,705
$40
Q3 2022
$1,787
$1,748
$39
Q4 2022
$1,830
$1,791
$39
Q1 2023
$2,182
$126
$2,019
$37
Q2 2023
$2,271
$2,235
$36
Q3 2023
$2,675
$518
$2,122
$35
Q4 2023
$2,685
$2,651
$34
Q1 2024
$2,820
$2,786
$34
Q2 2024
$2,850
$125
$2,693
$32
Q3 2024
MSR
Unsettled MSR Commitments
Interests in MSR / MSR of LP Interest

Source: Company filings. Financial data as of September 30, 2024.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

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Financial Highlights and Trends

Financial Highlights and Trends

Unaudited

	For the quarters ended				
	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023
GAAP net income (loss) per average common share[(1)]	$0.05	($0.09)	$0.85	($0.88)	($1.21)
Earnings available for distribution per average common share*[(1)]	$0.66	$0.68	$0.64	$0.68	$0.66
Dividends declared per common share	$0.65	$0.65	$0.65	$0.65	$0.65
Book value per common share	$19.54	$19.25	$19.73	$19.44	$18.25
Annualized GAAP return (loss) on average equity[(2)]	2.77%	(0.31%)	16.29%	(14.21%)	(20.18%)
Annualized EAD return on average equity*	12.95%	13.36%	12.63%	13.76%	12.96%
Net interest margin[(3)]	0.06%	0.24%	(0.03%)	(0.25%)	(0.20%)
Average yield on interest earning assets[(4)]	5.16%	5.17%	4.88%	4.55%	4.49%
Average GAAP cost of interest bearing liabilities[(5)]	5.42%	5.43%	5.40%	5.37%	5.27%
Net interest margin (excluding PAA)[(3)]*	1.52%	1.58%	1.43%	1.58%	1.48%
Average yield on interest earning assets (excluding PAA)[(4)]*	5.25%	5.14%	4.87%	4.64%	4.46%
Average economic cost of interest bearing liabilities[(5)]*	3.93%	3.90%	3.78%	3.42%	3.28%
GAAP leverage, at period-end[(6)]	6.9x	7.1x	6.7x	6.8x	7.1x
Economic leverage, at period-end[(6)]*	5.7x	5.8x	5.6x	5.7x	6.4x

* Represents a non-GAAP financial measure; see Appendix.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

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16

Financial Highlights and Trends (cont’d) 17 Unaudited (dollars in thousands) For the quarters ended 9/30/2024 6/30/2024 3/31/2024 12/31/2023 9/30/2023 Agency mortgage-backed securities $69,150,399 $64,390,905 $63,542,230 $66,308,788 $66,591,536 Residential credit risk transfer securities 826,841 838,437 871,421 974,059 982,951 Non-Agency mortgage-backed securities 1,616,696 1,702,859 1,933,910 2,108,274 2,063,861 Commercial mortgage-backed securities 106,241 112,552 153,128 222,444 222,382 Total securities $71,700,177 $67,044,753 $66,500,689 $69,613,565 $69,860,730 Residential mortgage loans $2,305,613 $2,548,228 $2,717,823 $2,353,084 $1,793,140 Total loans, net $2,305,613 $2,548,228 $2,717,823 $2,353,084 $1,793,140 Mortgage servicing rights $2,693,057 $2,785,614 $2,651,279 $2,122,196 $2,234,813 Residential mortgage loans transferred or pledged to securitization vehicles $21,044,007 $17,946,812 $15,614,750 $13,307,622 $11,450,346 Assets transferred or pledged to securitization vehicles $21,044,007 $17,946,812 $15,614,750 $13,307,622 $11,450,346 Total investment portfolio $97,742,854 $90,325,407 $87,484,541 $87,396,467 $85,339,029 Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

Quarter-Over-Quarter Interest Rate & MBS Spread Sensitivity

Unaudited

- The interest rate sensitivity and MBS spread sensitivity are based on the portfolios as of September 30, 2024 and June 30, 2024, respectively
- The interest rate sensitivity reflects instantaneous parallel shifts in rates
- The MBS spread sensitivity shifts MBS spreads instantaneously and reflects exposure to MBS basis risk
- All tables assume no active management of the portfolio in response to rate or spread changes

Interest Rate Sensitivity(1)

	As of September 30, 2024		As of June 30, 2024	
Interest Rate Change (bps)	Estimated Percentage Change in Portfolio Market Value(2)	Estimated Change as a % of NAV(2)(3)	Estimated Percentage Change in Portfolio Market Value(2)	Estimated Change as a % of NAV(2)(3)
(75)	(0.2%)	(1.5%)	(0.1%)	(0.9%)
(50)	— %	(0.3%)	— %	— %
(25)	— %	0.2%	— %	0.3%
25	(0.1%)	(0.8%)	(0.1%)	(0.8%)
50	(0.3%)	(2.3%)	(0.2%)	(2.0%)
75	(0.6%)	(4.2%)	(0.4%)	(3.5%)

MBS Spread Sensitivity (1)

	As of September 30, 2024		As of June 30, 2024	
MBS Spread Shock (bps)	Estimated Change in Portfolio Market Value(2)	Estimated Change as a % of NAV(2)(3)	Estimated Change in Portfolio Market Value(2)	Estimated Change as a % of NAV(2)(3)
(25)	1.2%	9.1%	1.3%	10.4%
(15)	0.7%	5.5%	0.8%	6.2%
(5)	0.2%	1.8%	0.3%	2.1%
5	(0.2%)	(1.8%)	(0.3%)	(2.0%)
15	(0.7%)	(5.4%)	(0.8%)	(6.1%)
25	(1.2%)	(8.9%)	(1.3%)	(10.1%)

Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

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18

Appendix | Non-GAAP Reconciliations

Non-GAAP Reconciliations 20 Earnings Available for Distribution (“EAD”), a non-GAAP measure, is defined as the sum of (a) economic net interest income, (b) TBA dollar roll income, (c) net servicing income less realized amortization of MSR, (d) other income (loss) (excluding amortization of intangibles, non-EAD income allocated to equity method investments and other non-EAD components of other income (loss)), (e) general and administrative expenses (excluding transaction expenses and non-recurring items) and (f) income taxes (excluding the income tax effect of non-EAD income (loss) items) and excludes (g) the premium amortization adjustment ("PAA") representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities. For additional definitions of non-GAAP measures, please refer to Annaly’s Third Quarter 2024 earnings release.

Non-GAAP Reconciliations *(cont'd)*

Unaudited *(dollars in thousands, except per share amounts)*

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company provides non-GAAP financial measures. These measures should not be considered a substitute for, or superior to, financial measures computed in accordance with GAAP. These non-GAAP measures provide additional detail to enhance investor understanding of the Company's period-over-period operating performance and business trends, as well as for assessing the Company's performance versus that of industry peers. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP results are provided below and on the next page.

	For the quarters ended				
	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023
GAAP Net Income to Earnings Available for Distribution Reconciliation					
GAAP net income (loss)	$82,351	($8,833)	$465,174	($391,232)	($569,084)
Adjustments to excluded reported realized and unrealized (gains) losses:					
Net (gains) losses on investments and other[1]	(1,724,051)	568,874	994,120	(1,887,795)	2,710,208
Net (gains) losses on derivatives[2]	2,071,493	(132,115)	(1,046,995)	2,681,288	(1,732,753)
Other adjustments:					
Amortization of intangibles	673	673	673	673	2,384
Non-EAD (income) loss allocated to equity method investments[3]	1,465	(523)	216	197	(140)
Transaction expenses and non-recurring items[4]	4,966	5,329	3,737	2,319	1,882
Income tax effect on non-EAD income (loss) items	(9,248)	10,016	(2,918)	1,484	9,444
TBA dollar roll income[5]	(1,132)	486	1,375	1,720	(1,016)
MSR amortization[6]	(62,480)	(56,100)	(50,621)	(48,358)	(49,073)
EAD attributable to non-controlling interests	(2,893)	(3,362)	(3,786)	(4,014)	(3,811)
Premium amortization adjustment (PAA) cost (benefit)	21,365	(7,306)	(3,013)	19,148	(6,062)
Earnings Available for Distribution*	382,509	377,139	357,962	375,430	361,979
Dividends on preferred stock	41,628	37,158	37,061	37,181	36,854
Earnings available for distribution attributable to common shareholders*	$340,881	$339,981	$320,901	$338,249	$325,125
GAAP net income (loss) per average common share[7]	$0.05	($0.09)	$0.85	($0.88)	($1.21)
Earnings available for distribution per average common share[7]*	$0.66	$0.68	$0.64	$0.68	$0.66
Annualized GAAP return (loss) on average equity[8]	2.77%	(0.31%)	16.29%	(14.21%)	(20.18%)
Annualized EAD return on average equity (excluding PAA)*	12.95%	13.36%	12.63%	13.76%	12.96%

* Represents a non-GAAP financial measure.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

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21

Non-GAAP Reconciliations *(cont'd)*

Unaudited *(dollars in thousands)*

	For the quarters ended				
	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023
Premium Amortization Reconciliation					
Premium amortization expense	$53,448	$10,437	$26,732	$51,247	$24,272
Less:					
PAA cost (benefit)	21,365	(7,306)	(3,013)	19,148	(6,062)
Premium amortization expense (excluding PAA)	$32,083	$17,743	$29,745	$32,099	$30,334
Interest Income (excluding PAA) Reconciliation					
GAAP interest income	$1,229,341	$1,177,325	$1,094,488	$990,352	$1,001,485
PAA cost (benefit)	21,365	(7,306)	(3,013)	19,148	(6,062)
Interest income (excluding PAA)*	$1,250,706	$1,170,019	$1,091,475	$1,009,500	$995,423
Economic Interest Expense Reconciliation					
GAAP interest expense	$1,215,940	$1,123,767	$1,100,939	$1,043,902	$1,046,819
Add:					
Net interest component of interest rate swaps and net interest on initial margin related to interest rate swaps [(1)]	(333,696)	(317,297)	(330,149)	(379,377)	(394,677)
Economic interest expense*	$882,244	$806,470	$770,790	$664,525	$652,142
Economic Net Interest Income (excluding PAA) Reconciliation					
Interest income (excluding PAA)	$1,250,706	$1,170,019	$1,091,475	$1,009,500	$995,423
Less:					
Economic interest expense*	882,244	806,470	770,790	664,525	652,142
Economic net interest income (excluding PAA)*	$368,462	$363,549	$320,685	$344,975	$343,281
Economic Metrics (excluding PAA)					
Average interest earning assets	$95,379,071	$91,008,934	$89,738,726	$87,020,120	$89,300,922
Interest income (excluding PAA)*	1,250,706	1,170,019	1,091,475	1,009,500	995,423
Average yield on interest earning assets (excluding PAA)*[(2)]	5.25%	5.14%	4.87%	4.64%	4.46%
Average interest bearing liabilities	$87,819,655	$81,901,223	$80,682,111	$76,010,247	$77,780,989
Economic interest expense*	882,244	806,470	770,790	664,525	652,142
Average economic cost of interest bearing liabilities*[(3)]	3.93%	3.90%	3.78%	3.42%	3.28%
Interest income (excluding PAA)*	$1,250,706	$1,170,019	$1,091,475	$1,009,500	$995,423
TBA dollar roll income	(1,132)	486	1,375	1,720	(1,016)
Economic interest expense	(882,244)	(806,470)	(770,790)	(664,525)	(652,142)
Subtotal	$367,330	$364,035	$322,060	$346,695	$342,265
Average interest earning assets	$95,379,071	$91,008,934	$89,738,726	$87,020,120	$89,300,922
Average TBA contract balances	973,713	998,990	149,590	829,571	2,960,081
Subtotal	$96,352,784	$92,007,924	$89,888,316	$87,849,691	$92,261,003
Net interest margin (excluding PAA)*	1.52%	1.58%	1.43%	1.58%	1.48%

* Represents a non-GAAP financial measure.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

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22

Non-GAAP Reconciliations *(cont'd)*

Unaudited *(dollars in thousands)*

	For the quarters ended				
	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023
Economic leverage ratio reconciliation					
Repurchase agreements	$64,310,276	$60,787,994	$58,975,232	$62,201,543	$64,693,821
Other secured financing	600,000	600,000	600,000	500,000	500,000
Debt issued by securitization vehicles	18,709,118	15,831,915	13,690,967	11,600,338	9,983,847
Participations issued	467,006	1,144,821	1,161,323	1,103,835	788,442
U.S. Treasury securities sold, not yet purchased	2,043,519	1,974,602	2,077,404	2,132,751	-
Total GAAP debt	$86,129,919	$80,339,332	$76,504,926	$77,538,467	$75,966,110
Less non-recourse debt:					
Debt issued by securitization vehicles	($18,709,118)	($15,831,915)	($13,690,967)	($11,600,338)	($9,983,847)
Participations issued	(467,006)	(1,144,821)	(1,161,323)	(1,103,835)	(788,442)
Total recourse debt	$66,953,795	$63,362,596	$61,652,636	$64,834,294	$65,193,821
Plus / (Less):					
Cost basis of TBA derivatives	$3,333,873	$1,639,941	$1,136,787	($555,221)	$1,965,117
Payable for unsettled trades	1,885,286	1,096,271	2,556,798	3,249,389	2,214,319
Receivable for unsettled trades	(766,341)	(320,659)	(941,366)	(2,710,224)	(1,047,566)
Economic debt*	$71,406,613	$65,778,149	$64,404,855	$64,818,238	$68,325,691
Total equity	12,539,949	11,262,904	11,496,113	11,345,091	10,677,057
Economic leverage ratio*	5.7x	5.8x	5.6x	5.7x	6.4x

* Represents a non-GAAP financial measure.

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23

Glossary and Endnotes

Glossary 25 ARC: Refers to Annaly Residential Credit Group CPR: Refers to Constant Prepayment Rate CRT: Refers to Credit Risk Transfer Securities EAD: Refers to Earnings Available for Distribution (formerly Core Earnings (excluding PAA)) Economic Return: Refers to the Company’s change in book value plus dividends declared divided by the prior period’s book value FOMC: Refers to the Federal Reserve System’s Federal Open Market Committee Ginnie Mae: Refers to the Government National Mortgage Association GSE: Refers to Government Sponsored Enterprise HPA: Refers to Home Price Appreciation MSR: Refers to Mortgage Servicing Rights Non-Performing Loan (“NPL”): A loan that is close to defaulting or is in default Non-QM: Refers to a Non-Qualified Mortgage OBX: Refers to Onslow Bay Securities Re-Performing Loan (“RPL”): A type of loan in which payments were previously delinquent by at least 90 days but have resumed TBA: Refers to To-Be-Announced Securities Unencumbered Assets: Represents Annaly’s excess liquidity and defined as assets that have not been pledged or securitized (generally including cash and cash equivalents, Agency MBS, CRT, Non-Agency MBS, residential mortgage loans, MSR, reverse repurchase agreements, other unencumbered financial assets and capital stock) UPB: Refers to Unpaid Principal Balance WAC: Refers to Weighted Average Coupon

Endnotes 26 Page 3 1. Comprised of $6.5bn of unencumbered assets, which represents Annaly’s excess liquidity and defined as assets that have not been pledged or securitized (generally including cash and cash equivalents, Agency MBS, CRT, Non-Agency MBS, residential mortgage loans, MSR, reverse repurchase agreements, other unencumbered financial assets and capital stock), and $0.9bn of fair value of collateral pledged for future advances. 2. Issuer ranking data from Inside Nonconforming Markets for 2023 – Q3 2024 (October 11, 2024 issue). 3. Includes a $636mm whole loan securitization that priced in October 2024. 4. Includes a $300mm credit facility for Annaly’s MSR business that closed subsequent to quarter end. 5. Total portfolio represents Annaly’s investments that are on-balance sheet as well as investments that are off- balance sheet in which Annaly has economic exposure. Assets exclude assets transferred or pledged to securitization vehicles of $21.0bn, include TBA purchase contracts (market value) of $3.3bn, include unsettled MSR commitments of $125mm, include $2.1bn of retained securities that are eliminated in consolidation and are shown net of participations issued totaling $0.5bn. MSR commitments represent the market value of deals where Annaly has executed a letter of intent. There can be no assurance whether these deals will close or when they will close. 6. Amount includes $1.15bn and $50mm raised during the quarter and subsequent to quarter end, respectively, through the Company’s at-the-market sales program for its common stock net of sales agent commissions and other offering expenses. Page 4 1. Dividend yield is based on annualized Q3 2024 dividend of $0.65 and a closing price of $20.07 on September 30, 2024. 2. Total portfolio represents Annaly’s investments that are on-balance sheet as well as investments that are off- balance sheet in which Annaly has economic exposure. Assets exclude assets transferred or pledged to securitization vehicles of $21.0bn, include TBA purchase contracts (market value) of $3.3bn, include unsettled MSR commitments of $125mm, include $2.1bn of retained securities that are eliminated in consolidation and are shown net of participations issued totaling $0.5bn. MSR commitments represent the market value of deals where Annaly has executed a letter of intent. There can be no assurance whether these deals will close or when they will close. 3. Capital allocation for each of the investment strategies is calculated as the difference between each investment strategy’s allocated assets, which include TBA purchase contracts, and liabilities. 4. Comprised of $6.5bn of unencumbered assets, which represents Annaly’s excess liquidity and defined as assets that have not been pledged or securitized (generally including cash and cash equivalents, Agency MBS, CRT, Non-Agency MBS, residential mortgage loans, MSR, reverse repurchase agreements, other unencumbered financial assets and capital stock), and $0.9bn of fair value of collateral pledged for future advances. 5. Hedge portfolio excludes receiver swaptions. 6. Computed as the sum of recourse debt, cost basis of TBA derivatives outstanding and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements, other secured financing and U.S. Treasury securities sold, not yet purchased. Debt issued by securitization vehicles and participations issued are non-recourse to the Company and are excluded from this measure. 7. Hedge ratio measures total notional balances of interest rate swaps, interest rate swaptions (excluding receiver swaptions) and futures and U.S. Treasury securities sold, not yet purchased relative to repurchase agreements, other secured financing and cost basis of TBA derivatives outstanding and net forward purchases (sales) of investments; excludes MSR and the effects of term financing, both of which serve to reduce interest rate risk. Additionally, the hedge ratio does not take into consideration differences in duration between assets and liabilities. 8. Average economic cost of funds reflects economic interest expense. Page 5 1. Total portfolio represents Annaly’s investments that are on-balance sheet as well as investments that are off- balance sheet in which Annaly has economic exposure. Agency assets include TBA purchase contracts (market value) of $3.3bn. Residential Credit assets exclude assets transferred or pledged to securitization vehicles of $21.0bn, include $2.1bn of retained securities that are eliminated in consolidation and are shown net of participations issued totaling $0.5bn. MSR assets include unsettled MSR commitments of $125mm. MSR commitments represent the market value of deals where Annaly has executed a letter of intent. There can be no assurance whether these deals will close or when they will close. 2. Capital allocation for each of the investment strategies is calculated as the difference between each investment strategy’s allocated assets, which include TBA purchase contracts, and liabilities. Page 6 1. Represents quarterly real GDP growth from the U.S. Bureau of Economic Analysis through Q2 2024. 2. Represents the median, high, and low economic forecasts of quarterly real GDP growth as of October 15, 2024 retrieved via Bloomberg. 3. Represents the median monthly Federal Funds Target Rate retrieved via Bloomberg on October 15, 2024. 4. Represents the Federal Funds Target rate forecasts for December 2024, 2025 and 2026 according to the September 2024 Summary of Economic Projections. 5. Represents the overnight index swap implied rate path as of October 15, 2024, retrieved via Bloomberg. 6. Represents the difference between 2-year and 10-year Treasury yields as retrieved via Bloomberg. Page 7 1. Levered return assumptions are for illustrative purposes only and attempt to represent current market asset returns and available leverage and financing terms for prospective investments of the same, or of a substantially similar, nature to those held in Annaly’s portfolio in each respective group. Illustrative levered returns do not represent returns of Annaly’s actual portfolio. For MSR, illustrative levered returns are shown hedged with Agency MBS/TBA. 2. Based on data from the Zillow U.S. Home Value Index for the period ended September 30, 2024. Month-over- month data is seasonally adjusted, while year-over-year data is not. 3. Based on data from BlackKnight Mortgage Monitor for the period ended August 31, 2024. 4. Based on data from Wall Street Research as of October 2024. 5. Based on information aggregated from 2024 Fannie Mae and Freddie Mac monthly loan level files by eMBS servicing transfer data as of September 30, 2024. Excludes transfer activity related to platform acquisitions. Page 9 1. Based on data from Wall Street Research as of October 2024. 2. Represents Agency's hedging profile and does not reflect Annaly's full hedging activity. 3. Represents Agency’s funding profile and does not reflect Annaly's full funding activity. Page 10 1. Includes TBA purchase contracts. 2. Includes TBA purchase contracts and fixed-rate pass-through certificates. 3. Includes fixed-rate pass-through certificates only. “High Quality Spec” protection is defined as pools backed by original loan balances of up to $150k, highest LTV pools (CR>125% LTV), geographic concentrations (NY/PR). “Med Quality Spec” includes loan balance pools greater than or equal to $175k up to $300k and high LTV (CQ 105-125% LTV) and 40-year pools. “Other Call Protected” is defined as pools backed by Florida loans, pools with mission density scores greater than or equal to 2, as well as investor and second home pools. “40+ WALA” is defined as weighted average loan age greater than 40 months and treated as seasoned collateral. Page 11 1. Includes a $636mm whole loan securitization that priced in October 2024. 2. Based on data from the Zillow U.S. Home Value Index for the period ended September 30, 2024. Month-over- month data is seasonally adjusted, while year-over-year data is not. Page 12 1. Exclude assets transferred or pledged to securitization vehicles of $21.0bn, include $2.1bn of retained securities that are eliminated in consolidation and are shown net of participations issued totaling $0.5bn. 2. Whole loans settled include loans from a joint venture with a sovereign wealth fund. 3. Includes a $636mm whole loan securitization that priced in October 2024. 4. Issuer ranking data from Inside Nonconforming Markets for 2023 – Q3 2024 (October 11, 2024 issue). 5. Based on data from the BofA Securities Non-QM Shelf and Deal Report for the period ended September 30, 2024. 6. Reflects cost of funds only for outstanding debt held by third parties as of September 30, 2024. 7. Shown exclusive of securitized residential mortgage loans of consolidated variable interest entities. 8. Prime includes $15.9mm of Prime IO, OBX Retained contains $282.8mm of Prime IO and Prime Jumbo IO and Prime Jumbo includes $90.6mm of Prime Jumbo IO.

Endnotes (cont’d) 27 Page 13 1. Portfolio excludes retained servicing on whole loans within the Residential Credit portfolio. 2. Rocket Mortgage is expected to begin servicing loans for Annaly as early as December 2024. 3. Excludes unsettled commitments of $518mm in Q4 2023 and $125mm in Q3 2024. Prepayment data excludes assets in interim servicing. Page 16 1. Net of dividends on preferred stock. 2. Annualized GAAP return (loss) on average equity annualizes gains and (losses) which are not indicative of full year performance, unannualized GAAP return (loss) on average equity is 0.69%, (0.08%), 4.07%, (3.55%) and (5.04%) for the quarters ended September 30, 2024, June 30, 2024, March 31, 2024, December 31, 2023 and September 30, 2023, respectively. 3. Net interest margin represents interest income less interest expense divided by average interest earning assets. Net interest margin (excluding PAA) represents the sum of the Company's interest income (excluding PAA) plus TBA dollar roll income less interest expense and the net interest component of interest rate swaps divided by the sum of average interest earning assets plus average TBA contract balances. 4. Average yield on interest earning assets represents annualized interest income divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. Average yield on interest earning assets (excluding PAA) is calculated using annualized interest income (excluding PAA). 5. Average GAAP cost of interest bearing liabilities represents annualized interest expense divided by average interest bearing liabilities. Average interest bearing liabilities reflects the average balances during the period. Average economic cost of interest bearing liabilities represents annualized economic interest expense divided by average interest bearing liabilities. Economic interest expense is comprised of GAAP interest expense, the net interest component of interest rate swaps, and, beginning with the quarter ended June 30, 2024, net interest on initial margin related to interest rate swaps, which is reported in Other, net in the Company’s Consolidated Statement of Comprehensive Income (Loss). Prior period results have not been adjusted in accordance with this change as the impact is not material. Net interest on variation margin related to interest rate swaps was previously and is currently included in the Net interest component of interest rate swaps in the Company's Consolidated Statement of Comprehensive Income (Loss) for all periods presented. 6. GAAP leverage is computed as the sum of repurchase agreements, other secured financing, debt issued by securitization vehicles, participations issued and mortgages payable divided by total equity. Economic leverage is computed as the sum of recourse debt, cost basis of to-be-announced ("TBA") derivatives outstanding, and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements and other secured financing (excluding certain non-recourse credit facilities). Certain credit facilities (included within other secured financing), debt issued by securitization vehicles, participations issued, and mortgages payable are non-recourse to the Company and are excluded from economic leverage. Page 18 1. Interest rate and MBS spread sensitivity are based on results from third-party models in conjunction with internally derived inputs. Actual results could differ materially from these estimates. 2. Scenarios include residential investment securities, residential mortgage loans, MSR and derivative instruments. 3. Net asset value (“NAV”) represents book value of common equity. Non-GAAP Reconciliations Page 21 1. Includes write-downs or recoveries on investments which is reported in Other, net in the Company’s Consolidated Statement of Comprehensive Income (Loss). 2. The adjustment to add back Net (gains) losses on derivatives does not include the net interest component of interest rate swaps which is reflected in earnings available for distribution. The net interest component of interest rate swaps totaled $317.5mm, $298.4mm, $330.1mm, $379.4mm and $394.7mm for the quarters ended September 30, 2024, June 30, 2024, March 31, 2024, December 31, 2023 and September 30, 2023, respectively. 3. The Company excludes non-EAD (income) loss allocated to equity method investments, which represents the unrealized (gains) losses allocated to equity interests in a portfolio of MSR, which is a component of Other income (loss). 4. All quarters presented include costs incurred in connection with securitizations of residential whole loans. 5. TBA dollar roll income represents a component of Net gains (losses) on derivatives. 6. MSR amortization represents the portion of changes in fair value that is attributable to the realization of estimated cash flows on the Company’s MSR portfolio and is reported as a component of Net unrealized gains (losses) on instruments measured at fair value. 7. Net of dividends on preferred stock. 8. Annualized GAAP return (loss) on average equity annualizes gains and (losses) which are not indicative of full year performance, unannualized GAAP return (loss) on average equity is 0.69%, (0.08%), 4.07%, (3.55%) and (5.04%) for the quarters ended September 30, 2024, June 30, 2024, March 31, 2024, December 31, 2023 and September 30, 2023, respectively. Page 22 1. Interest on initial margin related to interest rate swaps is reported in Other, net in the Company’s Consolidated Statement of Comprehensive Income (Loss). 2. Average yield on interest earning assets (excluding PAA) represents annualized interest income (excluding PAA) divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. 3. Average economic cost of interest bearing liabilities represents annualized economic interest expense divided by average interest bearing liabilities. Average interest bearing liabilities reflects the average balances during the period. Economic interest expense is comprised of GAAP interest expense, the net interest component of interest rate swaps, and, beginning with the quarter ended June 30, 2024, net interest on initial margin related to interest rate swaps, which is reported in Other, net in the Company’s Consolidated Statement of Comprehensive Income (Loss). Prior period results have not been adjusted in accordance with this change as the impact is not material. Net interest on variation margin related to interest rate swaps was previously and is currently included in the Net interest component of interest rate swaps in the Company's Consolidated Statement of Comprehensive Income (Loss) for all periods presented.